SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 21, 2002

Philip Services Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30417 (Commission File Number)	98-0131394 (IRS Employer Identification No.)

5151 San Felipe, Suite 1600, Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 623-8777
(Registrant’s telephone number, including area code)

Item 5.   Other Events and Required FD Disclosure.

On November 21, 2002, Philip Services Corporation (“PSC”) issued a press release announcing that it is combining the activities of its Industrial Outsourcing Group (“IOG”) and its Environmental Services Group (“ESG”) under the leadership of Brian Recatto, who previously headed ESG, that it is pursuing the sale of a unit of IOG, and that Dave Fanta, currently Senior Vice President of PSC and President of IOG, is leaving PSC. A copy of PSC’s press release dated November 21, 2002 relating thereto is filed herewith as Exhibit 99.1.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1 Press Release dated November 21, 2002

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP SERVICES CORPORATION

Date: November 21, 2002	By:	/s/ Robert L. Knauss

Robert L. Knauss
Chairman of the Board and Principal Executive Officer